Accelerant: The Global Specialty Insurance Risk Exchange November 2025

2 Legal Disclaimer Forward-Looking Statements: This presentation by Accelerant Holdings (the “Company,” “we,” “us”) contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that involve substantial risks and uncertainties and that reflect the Company’s current expectations and projections with respect to, among other things, its plans, objectives, and business. These forward looking statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. All forward-looking statements are subject to risks and uncertainties, known and unknown, that may cause actual results to differ materially from those that the Company expected. For more detail on the risk factors that may affect the Company’s results, see the section entitled ‘‘Risk Factors’’ in our most recent registration statement on Form S-1 and quarterly reports on 10-Q filed with the SEC, and in other documents filed with, or furnished to, the SEC. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward- looking statements. Given these factors, as well as other variables that may affect the Company’s operating results, you are cautioned not to place undue reliance on these forward-looking statements, not to assume that past financial performance will be a reliable indicator of future performance, and not to use historical trends to anticipate results or trends in future periods. The forward-looking statements included in this presentation relate only to events as of the date hereof. We do not undertake, and expressly disclaim, any duty or obligation to update publicly any forward-looking statement after the date of this release, whether as a result of new information, future events, changes in assumptions or otherwise. Market data and industry information used throughout this presentation are based on management’s knowledge of the industry and the good faith estimates of management. We also relied, to the extent available, upon management’s review of independent industry surveys and publications and other publicly available information prepared by a number of third-party sources. All of the market data and industry information used in this presentation involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. Although we believe that these sources are reliable as of their respective dates, we cannot guarantee the accuracy or completeness of this information, and we have not independently verified this information. Projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate are necessarily subject to a high degree of uncertainty and risk due to a variety of factors. These and other factors could cause results to differ materially from those expressed in our estimates and beliefs and in the estimates prepared by independent parties. Non-GAAP Financial Measures We present Adjusted EBITDA and Adjusted EBITDA margin as supplemental measures of performance that are neither required by, nor presented in accordance with, accounting principles generally accepted in the United States of America (“GAAP”). Adjusted EBITDA and Adjusted EBITDA margin should not be considered substitutes for the reported results prepared in accordance with GAAP and should not be considered in isolation or as alternatives to GAAP net income or net loss as indicators of our financial performance. Although we use Adjusted EBITDA and Adjusted EBITDA margin as financial measures to assess the performance of our business, such use is limited because it does not include certain material costs necessary to operate our business. Our presentation of Adjusted EBITDA and Adjusted EBITDA margin should not be construed as indications that our future results will be unaffected by unusual or nonrecurring items. These non-GAAP financial measures, as determined and presented by us, may not be comparable to related or similarly titled measures reported by other companies, because other companies may not calculate non-GAAP financial measures in the same manner as we do, thus limiting its usefulness as a comparative measure. Because of these limitations, non-GAAP financial measures should not be considered in isolation or as substitutes for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using non-GAAP financial measures on a supplemental basis. You should review the reconciliations of these non-GAAP measures to the most directly comparable GAAP measure included as an appendix to this presentation and not rely on any single financial measure to evaluate our business.

3 Our Vision To become the preeminent specialty insurance marketplace

3rd Quarter Update

5 Third Quarter Highlights Healthy topline growth paired with strong profitability • $1,043M Exchange Written Premium (+17% y/y) & $267M of revenue (+74% y/y) • $105M adj. EBITDA (+302% y/y, 39% margin) – includes +$39M irregular investment gains, $66M without gains • 50% gross loss ratio Financial Operational • Onboarded new premier risk exchange insurers (incl. Lloyd’s facility, Incline, MS Transverse, Ozark) since last earnings call, cancelled 1 that operationally wasn’t ramping • 265 Members (+17 since last quarter) – as expected, running off one Member ($167M LTM 3Q’25 premium) with far below average ARX unit economics. Member wrote ~$50-55M per quarter previously, $12M in 3Q’25 • Ingested unique attributes jumped from 23k to 57k – ingested large swaths of 3rd party data for training our models Other • $336M third-party written premium (32% of EWP vs. 27% in 2Q’25), and Hadron mixed down from 58% to 54% • Owned Member (ARU) won Insurance Insider’s MGA of the Year award Notes: Please see the Appendix for reconciliations of non-GAAP items.

How We Performed in Q3

Strong execution across all of our KPIs

		Q3 '24	Q2 '25	Q3 '25	Commentary
Supply Side	Exchange Premium *($M)*	$888	$1,072	$1,043	*+17% y/y growth driven by renewal cycles of two Members*
	Net Revenue Retention	146%	151%	135%	*Existing Members grew $1.0B of LTM Exchange Written Premium y/y*
	Member Count	204	248	265	*+17 in the quarter driven by new independent Members – Member count grew 30% y/y*
Demand Side	Gross Loss Ratio	52%	51%	50%	*Strong gross loss ratio performance as portfolio continues to perform as expected*
	3rd Party %	21%	27%	32%	*Continued ramping of onboarded third-party risk exchange insurers – $156M from non-Hadron pre-existing partners*
	ARX Net Retained %	10%	6%	7%	*Retention decline driven by increased cessions to risk capital partners and more third-party direct written premium*
Financials *($M)*	Revenue	$154	$219	$267	*+49% y/y growth without $39M of irregular investment gains driven by organic growth and premium earning through. +74% y/y including irregular gains*
	Adj. EBITDA	$26	$64	$105	*29% margin without $39M irregular investment gains from topline growth and emerging operating leverage (vs. 17% prior year). 39% margin including gains*
	Adj. Net Income	$19	$29	$80	*$0.38 adjusted earnings per share (diluted)*

Notes: Please see the Appendix for reconciliations of non-GAAP items.

6 ACCELERANT

7 Last Twelve Months Highlights Last Year (LTM 3Q’24) Grew volume on our exchange 42% year-over-year (all organic) $2.8B Exchange Written Premium $4.0B Exchange Written Premium Today (LTM 3Q’25) Increased number of Members by +61 year-over-year 204 Members 265 Members Wrote more premium with third party insurers 14% Third-Party Written 25% Third-Party Written Premium shared with risk capital partners 90% % of Exchange Written Premium 93% % of Exchange Written Premium From topline growth and emerging operating leverage 17% Adj. EBITDA Margin 30% Adj. EBITDA Margin Accelerated our profitability 194% year-over-year $88M Adj. EBITDA $258M Adj. EBITDA Maintained healthy profitability for our risk capital partners 52% Gross Loss Ratio 53% Gross Loss Ratio Notes: Please see the Appendix for reconciliations of non-GAAP items. 7

8 Our Founding Theses Two-sided platform connecting specialty underwriters with long-term risk capital 1 2 3 Disaggregated specialist underwriters (MGAs, MGUs, etc.) will outcompete monolithic insurance companies Modern technology will power superior control and influence of underwriting and unlock accelerating economies of scale Large swaths of risk capital want access to a diversified portfolio of low-limit, low-volatility specialty risk, but can’t do it themselves

9 Our Risk Exchange What We Do Members (Typically MGAs) Risk Capital Partners (Insurers, Reinsurers, Institutional Investors) Capacity Risk Capital Risk • Accelerant identifies and onboards Members, who feed the Exchange by underwriting premium • Accelerant’s technological capabilities and approach enable ongoing monitoring of Members and additional growth (distribution, pricing, new products, etc.) • Premium written on or through a primary insurance company (Accelerant-owned or 3rd party) • After accounting for reinsurance, risk ultimately retained by a mix of 3rd party Risk Capital Partners, 3rd Party Risk Exchange Insurers, and Accelerant-owned entities Data, Analytics, & AI Digital Platform Expert Service Model Exchange Services fixed % fee of premium Accelerant paid by risk capital for sourcing, managing, and monitoring the portfolio

10 Our Risk Exchange How We Measure Success and Why Key Performance Indicators: • Exchange Written Premium – All the premium written through the exchange. Our core topline figure precipitating our financial outcomes • Net Revenue Retention – Same-set Member trailing twelve month growth year-over-year. Measures our core organic growth engine • Member Count (and growth) – Number of Members we support. Leading indicator of growth as existing Members ramp and new ones join Key Performance Indicators: • Gross Loss Ratio – Measures the profitability our portfolio correlates directly to the financial return our risk capital partners receive • 3rd Party Written Mix – % of Exchange Written Premium written with insurance companies not owned by ARX. Lowers ARX capital needs • Accelerant Net Retained – % of Exchange Written Premium retained by ARX. The lower our net retention, the lower our capital needs Demand Side (Risk Capital Partners)Supply Side (Members)

427 526 492 511 535 130 440 695 983 1,177235 407 572 641 193 666 814 375 640 173 264 557 1,201 1,787 3,108 3,980 2020 2021 2022 2023 2024 LTM 3Q'25 Exchange Written Premium ($M) by Member Cohort 2020 & Prior 2021 2022 2023 2024 2025 11 Supply Side: Existing Members Drive Embedded Growth How We Grow + New Member Additions (+17 in 3Q’25) + Net Revenue Retention (same-set Members y/y growth +135%): + Member Growth – Existing Product: Our Members are able to grow volumes on existing products because they have the support and capacity they need to focus on their distribution partners + Member Growth – New Product: In the last 12 months, existing Members have moved over or launched 90 new products to the Risk Exchange + Pricing: Rate was up globally +4% year-to-date Strong embedded organic growth with 80%+ driven by volume vs. rate historically (1) 1. 2023 cohort includes Member put into run-off starting in 3Q’25

Demand Side: Risk Capital Partners

Executing on our plan to increase third-party premiums

Three Types of Risk Capital Partners...

Traditional Reinsurers

- AM Best-rated reinsurers standing behind Accelerant and 3P carriers in exchange for a fee (ceding commission) to Accelerant

QBE Allianz

Institutional Investors

- Yield-oriented investors contributing capital to the Flywheel vehicles and other, 3rd-party collateralized reinsurers

Ex: Flywheel I/II

Risk Exchange Insurers

- AM Best-rated 3rd party insurance companies focused on writing primary policies and may maintain a majority of the risk

LLOYD'S HADRON

...With an Increasing Share Written via Third-Party...

Third-Party Direct Written Premium



0%
10%
16%
25%
FY2022
FY2023
FY2024
LTM 3Q'25

...and More Shared with Risk Capital Partners

Exchange Premium Shared with Risk Capital Partners ($M)



Total risk capital partners moved to 92 in 3Q'25 – *rationalized some reinsurers that collectively wrote <3% of LTM 3Q'25 Exchange Written Premium*
1,015
1,596
2,854
3,681
FY2022
FY2023
FY2024
LTM 3Q'25

12 ACCELERANT

13 Demand Side: How We Scale Third Party Expect FY26 third-party premium to be 42% of $5.0B exchange written premium $1.8B Under contract and flowing with existing third-party risk exchange insurers +$0.1B +$0.2B $2.0B $2.1B Products under contract and should start flowing soon with existing third-party risk exchange insurers To be put under contract from pipeline of $500M+ in calendar year premium with new or existing third- party risk exchange insurers

Demand Side: How We Work with Risk Exchange Insurers

Onboarding third-party insurers takes time, but ramps quickly once complete

Risk Exchange Insurer Lifecycle (15 signed up through 3Q'25)

	Insurance Portfolio Construction	Reinsurance
Months 0-9	**Intro, Diligence & Contracting** • Get to know ARX & the value of our offering to their enterprise • Negotiate and sign ARX contracts	**Onboarding Readiness** • Runs alongside onboarding to ensure operational readiness
Months 10-18	**Portfolio Curation & Licensing** • Agree on sub-portfolio and sign individual program agreements • Acquire regulator approvals	**Capital Efficiency** • Early in the lifecycle, some fronting carriers may cede to Accelerant Re for operational simplicity
Months 19+	**Implementation & Growth** • Operationalize ARX Member & ARX Insurer systems to connect flows • Over time, add products to further diversify sub-portfolio	**Direct Cession Transition** • Over time, most ARX insurers who begin the relationship ceding to Accelerant Re transition to ceding directly to risk capital partners

Visibility of timeline gives us confidence in future ramping of existing and new risk exchange insurers

Third Party Risk Exchange Insurers

- Since our last announcement, we've onboarded **4 new partners** that set us up well moving into 2026: a Lloyd's facility, Ozark, Incline and MS Transverse
- Other non-Hadron third party insurers premiums written have grown **2.5x** since 1Q'25 and are expected to continue growing rapidly
- Hadron's mix of third-party premium declined this quarter and is expected to continue trending down. Hadron's fronting fee (excl. premium taxes) was 5.5% in LTM 3Q'25

Third-Party Direct Written Premium ($M)



184
61
123
291
121
170
336
156
180
1Q'25
2Q'25
3Q'25
Hadron
Other Third Party

% of Third-Party Direct Written Premium



33%
67%
42%
58%
46%
54%
1Q'25
2Q'25
3Q'25
Hadron
Other Third Party

14
ACCELERANT

Third Quarter Financial Highlights Quarterly ($M) Last Twelve Months ($M) Exchange Premium Revenue Adj. EBITDA Exchange Premium Revenue Adj. EBITDA Adj. Net Income Q3 ‘24 Q2 ‘25 Q3 ‘25 Commentary $888 $1,072 $1,043 $154 $219 $268 $26 $64 $105 $517 $742 $855 $88 $179 $258 $34 $108 $169 Adj. Net Income $19 $29 $80 +17% y/y growth driven by renewal cycles of two Members +49% y/y growth without $39M of irregular investment gains driven by organic growth and premium earning through. +74% y/y including irregular gains 29% margin without $39M irregular investment gains from topline growth and emerging operating leverage (vs. 17% prior year). 39% margin including gains +42% y/y driven by all organic growth including +135% net revenue retention and ramping of 61 Members added since last year +58% y/y without $39M of irregular investment gains driven by organic growth and premium earning through. +66% including irregular gains 27% margin without $39M of irregular investment gains vs. 17% in the prior year driven by operating leverage and growth in third-party. 30% margin including gains $2,808 $3,825 $3,980 15 $0.38 adjusted earnings per share (diluted) $0.96 adjusted earnings per share (diluted) Notes: Please see the Appendix for reconciliations of non-GAAP items.

Third Quarter Financial Highlights Notes: Please see the Appendix for reconciliations of non-GAAP items. Exchange Services ($M) Underwriting ($M) Revenue Adj. EBITDA Revenue Q3 ‘24 Q2 ‘25 Q3 ‘25 Commentary $64 $86 $85 $46 $56 $59 $43 $58 $81 $(18) $16 $18 $18 $24 $45 +34% y/y – driven by growth in Exchange Written Premium and take rate ticking up from 7.1% to 8.0% y/y 70% margin as we continue to invest in building out the platform +18% y/y growth without $30M irregular investment gain driven by premium growth. +88% y/y including irregular investment gain 30% margin without $30M irregular investment gain as Mission platform continues to mature. 56% margin including irregular investment gain 15% margin – driven by strong 50.1% gross loss ratio performance and movement of G&A into corporate as we write more third-party business $84 $110 $118 MGA Operations ($M) Revenue Adj. EBITDA Adj. EBITDA Includes $9M irregular investment gain$(2) $(15) $(13) 16 Corporate ($M) Adj. EBITDA +41% y/y – driven by net written premium growth and earning through of historically written premium

Guidance

	Q4'25	*Expected to be at least* FY2026
Exchange Premium	$1.06-1.1B	$5.0B
Third Party %	$415-430M	$2.1B
Adj. EBITDA	$57-62M	$269M

17 ACCELERANT

Accelerant Overview

Who We Are 1,201 1,787 3,108 3,980 219 344 603 855 (39) 36 113 258 2022 2023 2024 LTM 3Q'25 Financials ($M) Exchange Written Premium Revenue Adj. EBITDA Premium Growth 116% 49% 74% 42% Revenue Growth 118% 57% 75% 66% Adj. EBITDA Margin -18% 10% 19% 30% Members (Typically MGAs) Risk Capital Partners (Insurers, Reinsurers, Institutional Investors) Capacity Risk Capital Risk Data, Analytics, & AI Digital Platform Expert Service Model Two-sided platform connecting specialty underwriters with long-term risk capital 8% Exchange Services fixed % fee of premium Our Founding Theses: Disaggregated specialist underwriters (MGAs, MGUs, etc.) will outcompete monolithic insurance companies Modern technology will power superior control and influence of underwriting and unlock accelerating economies of scale Large swaths of risk capital want access to a diversified portfolio of low-limit, low-volatility specialty risk, but can’t do it themselves 1 2 3 Notes: Please see the Appendix for reconciliations of non-GAAP items. 19

Who We Are Two-sided platform connecting specialty underwriters with long-term risk capital 265 Members 92 Risk Capital Partners $252B Serviceable Addressable Market +42% LTM 3Q’25 Exchange Written Premium Growth (All Organic) $4.0B LTM 3Q’25 Exchange Written Premium Founded in 2018, our two-sided platform continues to scale rapidly, organically… • For our Members (typically MGAs, MGUs, or program administrators), we endeavor to be the best partner in the world. We provide (a) the long-term insurance capacity they need to issue policies, (b) a modern data & analytics platform to drive superior underwriting, and (c) discounts or optimizations on shared Member services • For our risk capital partners (insurers, reinsurers, and institutional investors), we deliver a diversified portfolio of low-limit, low- volatility specialty risk that they may struggle to access and/or appropriately manage on their own 20

21 Accelerant’s Market Opportunity We support MGAs as they continue to take share in an attractive, growing market US Commercial P&C premiums continue to grow, led by strong expansion in E&S, our core market… …within this growth, US MGAs continue to take share, a trend Accelerant is built to support and capitalize on <$10k, 95% $56 $66 $83 $98 $116 $130 $331 $345 $391 $436 $465 $489 2019 2020 2021 2022 2023 2024 US Commercial P&C Direct Premiums ($B)(1) E&S Commercial P&C 13.7% 13.6% 14.3% 16.7% 17.0% 18.8% 2019 2020 2021 2022 2023 2024 US MGA Premiums as % of Commercial P&C(2) Notes: 1. Source: U.S. Department of the Treasury, A.M. Best; CAGR shown for the period 2019 to 2024 2. Source: Conning press releases E&S CAGR(1) 18% P&C CAGR(1) 8% $45 $47 $56 $73 $79 $92MGA DWP ($B)

80 90 100 110 120 130 140 150 4Q 14 2Q 15 4Q 15 2Q 16 4Q 16 2Q 17 4Q 17 2Q 18 4Q 18 2Q 19 4Q 19 2Q 20 4Q 20 2Q 21 4Q 21 2Q 22 4Q 22 2Q 23 4Q 23 2Q 24 4Q 24 2Q 25 N or m al ize d C um ul at ive R at e C ha ng e US Cumulative Quarterly Rate Increases by Account Size Small Medium Large Note: Rate change data from Council of Insurance Agents & Brokers 22 View on the Rate Cycle Accelerant relatively less exposed to rate cycle than P&C generally Accelerant primarily writes very low premium policies… …which are typically more insulated from rate cycles “Small” accounts are defined here as broker commissions <$25k. 95% of Accelerant policies have premium <$10k 0% 20% 40% 60% 80% 100% Percentage of Total Policies by Policy Size <$10k, 95%

k 23 Proprietary and Differentiated Technology, Data, and Analytics Weather Data Crime Data Fire Data Financial Data Socio-demographic Data MGA Policy Admin Systems TPA Claims Systems MGA Financial Systems Risk Capital Partners Member MGA’s Relationship Directors Accelerant Employees AI & Data Platform Digital Platform Data pipelines include validations and transformations AI & Data Pipelines Data-driven decisions delivered faster with accelerating economies of scale 1.6k+ Unique mappings or integrations 125M+ Rows of proprietary data 57k+ Unique attributes Building proprietary models trained on our unique data to drive profitable underwriting growth

Experienced Team Leading the Revolution From Within

Diverse team marrying modern software with long-earned insurance expertise



Jeff Radke
Co-Founder & CEO
Former: Argo, PXRE, Guy Carpenter



Frank O'Neill
Co-Founder & Group CUO
Former: Swiss Re, Liberty Group



Chelsea Perkins
Global Head of Claims
Former: Brit Insurance, Liberty Group

Steve Strauss
US CUO
Former: SCOR, W.R. Berkley

Pete Horst
CTO
Former: Qlik, IBM





Kathy Hickey
Chief Product Officer
Former: Qlik, CA Technologies



Stefan Walther
Chief Data Officer
Former: i2x, Qlik

Matt Chmiel
Head of Product Design
Former: Kinaxis

Joe Bickley
VP Product Mgmt.
Former: Veeva, Qlik



Jay Green
CFO
Former: Goldman Sachs, Swiss Re



Nancy Hasley
General Counsel
Former: Sidley



Matt Sternberg
COO, Risk Exchange
Former: BCG, Goldman Sachs



Insurance & Reinsurance
Technology & SaaS
MGAs & Distribution
Data & Analytics
Capital Markets



Chris Lee-Smith
Co-Founder & Head of Distribution
Former: Argo, Aon, Willis Towers Watson



Rich Koehler
US Chief Business Officer
Former: Aon, Guy Carpenter, Hamilton



Hugh Burgess
Chief Portfolio Officer
Former: Allianz, Vindati



Ryan Schiller
Head of Strategy
Former: Altamont

Dave Gronski
Head of Analytics
Former: Argo, Munich Re





Jack Buckley
Chief Actuary
Former: Argo, Beach & Associates



Kenny Holms
Chief Data Science & AI Officer
Former: Acrisure, Argo

24 ACCELERANT

How We Make Money

Risk Capital Pays us to source, manage, and monitor specialty risk



17% MGA Operations Net Commission (1)
8% Exchange Services Take Rate (2)
3% Underwriting Fees & Net Results (3)
Commissions
Independent Members
$2,796M
42% Y/Y
Mission Members
$739M
61% Y/Y
Owned Members
$445M
16% Y/Y
Exchange Written Premium
$3,980M
42% Y/Y
+
$35M
Written But Not Incepted (4)
Third Party
$995M
151% Y/Y
$390M
Accelerant Underwriting
$3,410M
Non-Accelerant Underwriting
$605M
7% of total
Net Retention $298M
Third-Party Risk Capital Partners
$3,112M
$605M

Notes: Based on LTM Q3'25 financials; does not include consolidation adjustments of ~$132M

1. Calculated as MGA Operations direct commission income, net investment income , net realized gains on investments, and net unrealized losses on investments excluding irregular investment gain of $30M in 3Q'25 divided by Exchange Written Premium attributable to Mission Members and Owned Members.
2. Calculated as Exchange Services direct commission income divided by Exchange Written Premium.
3. Calculated as net earned premium and the amortization of deferred excess ceding commission income, reduced by net losses and the amortization of DAC, plus net investment income and net realized gains and unrealized gains (losses) on investments expressed as a percentage of total Underwriting gross earned premium, excluding operating expenses.
4. Premiums written but not incepted yet are not recorded in Exchange Written Premium until they incept.

25

ACCELERANT

How We Make Money

LTM Q3'25

Exchange Services	MGA Operations	Underwriting
8%	17%	3%
Take Rate (2)	Net Commission (3)	Fees & Net Underwriting Result (4)
×	×	×
$4.0B	$1.2B	$3.0B
Total Exchange Written Premium	Exchange Written Premium from Mission & Owned Members	Gross Earned Premium
=	=	=
$302M	$206M	$100M
Direct Commission Income (2)	Revenue excl. irregular gain(3)	Fees & Net Underwriting Result

Notes: Based on Q3'25 financials

1. Does not include consolidation adjustments of ~$132M
2. Calculated as Exchange Services direct commission income divided by Exchange Written Premium (rounded from 7.6%).
3. Calculated as MGA Operations direct commission income, net investment income , net realized gains on investments, and net unrealized losses on investments excluding irregular investment gain of $30M in 3Q'25 divided by Exchange Written Premium attributable to Mission Members and Owned Members (rounded from 17.2%).
4. Calculated as net earned premium and the amortization of deferred excess ceding commission income, reduced by net losses and the amortization of DAC, plus net investment income and net realized gains and unrealized gains (losses) on investments expressed as a percentage of total Underwriting gross earned premium, excluding operating expenses (rounded from 3.3%).

26 ACCELERANT

427 526 492 511 535 130 440 695 983 1,177235 407 572 641 193 666 814 375 640 173 264 557 1,201 1,787 3,108 3,980 2020 2021 2022 2023 2024 LTM 3Q'25 Exchange Written Premium ($M) by Member Cohort 2020 & Prior 2021 2022 2023 2024 2025 27 Members: Future Growth Driven by New & Existing Members Member 1, 7% Member 2, 6% Member 3, 4% Member 4, 4% Member 5, 3% Members 6-10, 10% Members 11-20, 15% All Other Members, 51% LTM 3Q’25 Exchange Written Premium by Member Member mix increasingly diversifying As expected, running off $167M LTM premium Member with subpar unit economics Why Members Choose Accelerant “The only success is shared success” Modern technology making their portfolios more profitable Long-term capacity unlocking their time and expertise Discounts and preferred vendors on Membership- wide shared services (1) 1. 2023 cohort includes Member put into run-off starting in 3Q’25 Strong embedded organic growth with 80%+ driven by volume vs. rate historically

1,015 1,596 2,854 3,681 FY2022 FY2023 FY2024 LTM 3Q'25 28 Risk Capital Partners: Growing With Us 92 Risk Capital Partners Supported on Platform Third-Party Reinsurers Institutional Investors Risk Exchange Insurers 72 5 15 Benefitting from Differentiated Value Proposition Reduced overhead expenses Carefully managed, globally diversified portfolio  Scalable, otherwise difficult-to-access portfolio Data transparency and real-time monitoring into risk Reinsurance and alternative capital expertise Partner 1 (Flywheel A), 13% Partner 2, 10% Partner 3, 7% Partner 4, 5% Partner 5, 4% All Others, 61% Largest Ultimate Risk Takers % of LTM 3Q’25 Exchange Written Premium Tenure w/ ARX A.M. Best Partner 1 4 years n/a Top 15 largest asset manager Partner 2 5+ years A+ Large European reinsurer Partner 3 1 year n/a Large asset manager Partner 4 3 years A Large Asia-Pacific reinsurer Partner 5 5+ years A+ Large European reinsurer Total risk capital partners moved to 92 in 3Q’25 – rationalized some reinsurers that collectively wrote < 3% of LTM 3Q’25 Exchange Written Premium Executing on our plan to increase third-party premiums Exchange Premium Shared with Risk Capital Partners ($M)

29 Strong Embedded Organic Growth: +42% LTM Year-Over-Year 62 101 155 217 265 2021 2022 2023 2024 3Q'25 557 1,201 1,787 3,108 3,980 2021 2022 2023 2024 LTM 3Q'25 (7) (39) 36 113 258 2021 2022 2023 2024 LTM 3Q'25 # of Members Exchange Written Premium Revenue Adj. EBITDA $ in millions $ in millions $ in millions 101 219 344 603 855 2021 2022 2023 2024 LTM 3Q'25 117% 57% 75%YoY Growth 66% -18% 10% 19%Margin % 30%116% 49% 74%YoY Growth 42%63% 53% 40%YoY Growth 30% 39Irregular investment gains Governor on our growth has been how many high-quality Members we onboard

(7) (39) 36 113 258 26 60 103 149 2069 1 30 2021 2022 2023 2024 LTM 3Q'25 49 102 123 223 305 2021 2022 2023 2024 LTM 3Q'25 30 Key Financial Highlights Consolidating Adjustments (Net of Corp. & Other) 1. Represents segmental financials, i.e., financials by segment as written, before exchange services / MGA operations adjusted on earned basis similar to underwriting segment and before impact of corporate , intercompany transactions and other consolidating adjustments. 2. Adj. EBITDA and Adj. EBITDA margin are non-GAAP measures. Refer to the appendix for reconciliation to GAAP. Adj. EBITDA ($M) (2) Revenue ($M) Adj. EBITDA Margin Adj. EBITDA Margin 70 9919 132 543215 52 Adj. EBITDA Margin Exchange Services (1) ConsolidatedMGA Operations (1) Underwriting (1) 2021 2022 2023 2024 YoY Growth 108% 21% 75% 71%76% 81% 71% 118% 57% 19% 75%YoY Growth 10% 130% 87% 11% 28%15% 34%YoY Growth 29% 177% 63% 69%YoY Growth 2021 2022 2023 2024 68% 45% LTM 3Q’25 134 LTM 3Q’25 30% 55 66% Gross Loss Ratio 56% 51%56% 54% 53% 57% 63% 37% Irregular investment gains 45 123 201 341 418 2021 2022 2023 2024 LTM 3Q'25 101 219 344 603 855 2021 2022 2023 2024 LTM 3Q'25 37 76 87 158 206 2021 2022 2023 2024 LTM 3Q'25 4 7 23 43 77 9 1 30 2021 2022 2023 2024 LTM 3Q'25 (27) (81) (3) (21) 40

Appendix

Reconciliation of Non-GAAP Financial Measures

$ in millions, unless otherwise noted	2022	2023	2024	LTM 3Q'25
Net income (loss)	$ (95.6)	$ (64.1)	$ 22.9	$ (1,325.5)
Adjustments:				
Profits interest distribution expenses	-	-	-	1,379.7
Share-based compensation expenses	-	4.8	8.4	34.5
Other expenses:				
Professional costs - corp. development & capital raise	19.1	16.2	13.1	51.3
System development non-operating costs	11.4	22.9	14.7	16.3
Mission profit interests expenses	-	-	7.0	15.4
Miscellaneous other expenses	3.1	7.2	4.2	4.2
Total other expenses	**33.6**	**46.3**	**39.0**	**87.2**
Tax effect of adjustments to net income (loss)	(3.0)	(5.1)	(3.6)	(6.9)
Adjusted net income (loss)	**(65.0)**	**(18.1)**	**66.7**	**169.0**
Adjustments:				
Add back tax effect of adjustments to net income (loss)	3.0	5.1	3.6	6.9
Income tax expense	11.3	20.2	9.1	28.8
Interest expenses	4.2	10.9	12.1	10.7
Depreciation and amortization	5.8	14.5	26.6	36.1
Net foreign exchange losses (gains)	1.4	3.5	(5.1)	6.2
Adjusted EBITDA	**$ (39.3)**	**$ 36.1**	**$ 113.0**	**$ 257.7**
Total revenues	219.0	344.0	602.6	855.2
Adjusted EBITDA margin	**(18)%**	**10%**	**19%**	**30%**
Adjusted net income (loss) per common share – diluted	**$ (0.38)**	**$ (0.11)**	**$ 0.33**	**$ 0.96**
Weighted-average common shares outstanding – diluted [1]	165,604,641	165,604,641	199,663,694	176,949,535

Commentary

- Profits interest distribution expenses: Non-cash, equity neutral settlement of all outstanding profit interest awards in predecessor LP by distributing 65.3 million Class A shares to officers & employees just before IPO
- Professional costs - corp. development & capital raise: Primarily legal, advisory, and IPO-related costs in connection with corporate development activity, including M&A. $42.4M related to strategic transactions and $8.9M to Mission.
- System development non-operating costs: Primarily global ERP system and integrated financial reporting systems – most notably in achieving SOX compliance
- Mission profit interests expenses: Deferred compensation related to profitable Mission series
- Miscellaneous other expenses: Includes severance costs and irrecoverable VAT expenses

1. Adjusted earnings per diluted share is calculated as adjusted net income for the respective periods divided by the sum of US GAAP basis diluted shares presented herein and certain dilutive share awards which added 712,741 shares for the trailing twelve months ended September 30, 2025. Certain of the share options and restricted stock units were excluded, as their average share price over the period was below that of the exercise prices and the effect of their inclusion would be anti-dilutive. For the three and nine months ended September 30, 2025, adjusted earnings per diluted share included 2,963,668 and 2,243,862 of certain dilutive share awards and restricted share units. For the years ended December 31, 2024, 2023, and 2022, there were no applicable restrictive stock units factored into the calculation.

32 ACCELERANT

Segmental Income Statement

QTD Q3 2025 *$ in millions*	Exchange Services	MGA Operations	Underwriting	Total Segments	Corporate and Other	Consolidation and elimination adjustments	Total
Ceding commission income	$ -	$ -	$ 29.0	$ 29.0	$ -	$ 63.3	$ 92.3
Direct commission income:							
Affiliated entities	61.1	28.5	-	89.6	-	(89.6)	-
Unaffiliated entities	22.8	20.6	-	43.4	-	-	43.4
Net earned premiums	-	-	82.1	82.1	-	-	82.1
Net investment income	1.1	1.0	6.1	8.2	1.9	-	10.1
Net realized gains on investments	-	3.1	0.4	3.5	-	-	3.5
Net unrealized losses on investments	-	27.6	-	27.6	8.4	-	36.0
Segment revenues	**85.0**	**80.8**	**117.6**	**283.4**	**10.3**	**(26.3)**	**267.4**
Losses and loss adjustment expenses	-	-	50.8	50.8	-	-	50.8
Amortization of deferred acquisition costs	-	-	34.9	34.9	-	(12.1)	22.8
General and administrative expenses [(1)]	25.8	35.4	14.3	75.5	23.6	(10.3)	88.8
Adjusted EBITDA	**$ 59.2**	**$ 45.4**	**$ 17.6**	**$ 122.2**	**$ (13.3)**	**$ (3.9)**	**$ 105.0**

YTD Q3 2025 *$ in millions*	Exchange Services	MGA Operations	Underwriting	Total Segments	Corporate and Other	Consolidation and elimination adjustments	Total
Ceding commission income	$ -	$ -	$ 77.8	$ 77.8	$ -	$ 186.8	$ 264.6
Direct commission income:							
Affiliated entities	189.1	99.0	-	288.1	-	(288.1)	-
Unaffiliated entities	49.6	56.1	-	105.7	-	-	105.7
Net earned premiums	-	-	215.7	215.7	-	-	215.7
Net investment income	2.8	2.8	25.8	31.4	3.7	-	35.1
Net realized gains on investments	-	5.2	1.0	6.2	-	-	6.2
Net unrealized losses on investments	-	27.1	-	27.1	10.1	-	37.2
Segment revenues	**241.5**	**190.2**	**320.3**	**752.0**	**13.8**	**(101.3)**	**664.5**
Losses and loss adjustment expenses	-	-	147.3	147.3	-	-	147.3
Amortization of deferred acquisition costs	-	-	87.6	87.6	-	(29.5)	58.1
General and administrative expenses [(1)]	79.6	100.4	40.6	220.6	54.5	(27.3)	247.8
Adjusted EBITDA	**$ 161.9**	**$ 89.8**	**$ 44.8**	**$ 296.5**	**$ (40.7)**	**$ (44.5)**	**$ 211.3**

1. Share-based compensation expenses are included in the "General and administrative expenses" within the condensed consolidated statements of operations.

33 ACCELERANT

34 Loss Ratio $ in millions Gross Ceded – Quota Share Ceded – XOL & Other Net Loss Ratio Earned Premium 782.7 (675.0) (25.6) 82.1 Losses and LAE 392.2 (339.9) (1.5) 50.8 Loss Ratio 50.1% 50.4% 5.9% 61.9% 3Q’25 Gross-to-Net Loss Ratio Reconciliation $ in millions Gross Ceded – Quota Share Ceded – XOL & Other Net Loss Ratio Earned Premium 2,284.8 (1,980.9) (88.2) 215.7 Losses and LAE 1,170.4 (1,023.3) 0.2 147.3 Loss Ratio 51.2% 51.7% (0.2)% 68.3% YTD 3Q’25 Gross-to-Net Loss Ratio Reconciliation Notes: “XOL” represents excess of loss reinsurance. Gross loss ratio reflects underlying performance for our risk capital partners

35 Definitions • Accelerant Direct Written Premium: Expressed as a percentage of Exchange Written Premium, the GWP written directly by Accelerant Underwriting companies, the majority of which we cede to third-party risk capital partners through our reinsurance arrangements. • Accelerant-Retained Exchange Premium: Expressed as a percentage, as Accelerant GWP net of ceded written premium for the trailing twelve month period, divided by total Exchange Written Premium for the trailing twelve month period. • Accelerant Underwriting: Accelerant’s owned insurance companies and reinsurance companies, and all revenue and expenses associated with them. • Ceding Commission Income: The company cedes a significant portion of the premiums written on behalf of Accelerant Underwriting companies to third-party reinsurance companies or institutional investors through Flywheel Re. This generates positive ceding commissions which are recorded as a reimbursement for (and reduction of) the acquisition costs related to the reinsurance portion of the ceded insurance business. Ceding commissions that are in excess of the proportionate share of the DAC of the business ceded are deferred and amortized over the same period in which the related premium is earned. The amortization of this excess ceding commission income is recorded as “Ceding commission income” in the consolidated statements of operations within revenue. Certain ceding commissions are subject to sliding scale adjustments based on the actual loss experience of covered insurance contracts, which can result in the need for us to refund previous commissions received, resulting in a reduction of income in the determined period. These adjustments often occur well after the ceding commissions are earned based on the development of insurance liabilities. In such instances, commission adjustments are not subject to deferral and are instead recorded directly as income or loss when determined. Accordingly, in all cases, we adjust ceding commissions as of the reporting date for our best estimate of loss experience for reinsured insurance policies. • Depreciation and Amortization: Depreciation and amortization expenses primarily relate to amortization of capitalized technology development costs, as well as amortization of intangible assets associated with acquisitions of businesses (including investments in Owned Members). • Direct Commission Income: Accounting treatment of direct commissions received in the Exchange Services and the MGA Operations segments depend on whether the direct commission is being paid on an intercompany basis or by a third party. Direct commissions paid by one Accelerant entity to another (referred to as “intercompany basis”) are required to be eliminated in consolidation pursuant to generally accepted accounting principles. These include fees paid by Accelerant Underwriting companies to the Risk Exchange, as well as commissions paid by the Risk Exchange to Mission Members and/or to Owned Members. These intercompany direct commissions are recognized under “Direct commission income” in our consolidated statement of operations under the segment to which they relate, and are fully recognized by the segment when the services and related performance obligations are completed. While these intercompany basis commissions are all eliminated on a consolidated basis, Accelerant nevertheless derives a significant economic benefit from these commissions. Unlike third parties, which bear the costs of the services performed by the Risk Exchange in the form of cash payments, Accelerant Underwriting does not bear the cost of such services once fully eliminated, resulting in less commission amortization expense over the insurance policy term. This has the practical effect of increasing consolidated earnings as the corresponding premiums are earned. Direct commission income paid by third parties in the Exchange Services or MGA Operations segments are fully recognized in the current period under “Direct commission income” in the statement of operations, to the extent that the underlying services and performance obligations to which they relate have been performed. As more business is written by Risk Exchange Insurers, we expect a higher proportion of direct commission income to be recognized on a consolidated basis (instead of being subject to elimination on an intercompany business basis as discussed above). • Exchange Services: Our Exchange Services segment includes the fees paid by Risk Exchange Insurers and Accelerant Underwriting for sourcing, managing and monitoring the portfolio of business written by Members reduced by the expenses associated with providing these services. • Exchange Written Premium: The total gross written premium written through the Risk Exchange, including both gross written premiums written on behalf of Accelerant Underwriting companies and written on behalf of Risk Exchange Insurers. • Flywheel Re: Flywheel Re Ltd. is an unconsolidated reinsurance sidecar entity, sponsored by Accelerant and through which institutional investors are offered specialty insurance risk and returns that are uncorrelated with broader financial markets. • Gross Loss Ratio: Expressed as a percentage, gross incurred losses and loss adjustment expense divided by gross earned premium. Gross loss ratio excludes the impact of premium and loss and loss adjustment expense ceded to reinsurers. Gross loss ratio represents the percentage of gross premium earned during the period that will be required to pay current and future claims, based on management’s best estimates. • Independent Members: Members in which Accelerant does not own an interest. • Independent Premium: The gross premium written by Independent Members and placed through our Risk Exchange. • MGA: Managing general agent; a third-party agent that receives delegated underwriting authority from a Primary Insurance Company to write insurance risk on its behalf. As used in this presentation, the term “MGA” refers generically to agents receiving this delegation of underwriting authority, including MGUs, MGAs, and/or program managers and any Member or other entity in relation to which the term “MGA” is used in this presentation may not fall within the regulatory definition of a “managing general agent” in the jurisdictions in which it operates. • MGU: Managing general underwriter; a third-party agent that receives delegated underwriting authority from a Primary Insurance Company to write insurance risk on its behalf. • Mission Members: Specialty underwriters that we incubate through Mission Underwriters and in which we have an equity ownership interest. • Mission Underwriters: Mission Underwriting Holdings, LLC. Mission Underwriters is a subsidiary that was initially funded by equity capital from our controlling shareholder and operated by our management team, and whose equity interests were acquired by Accelerant Holdings on May 1, 2024. Prior to May 1, 2024, Mission Underwriters was a consolidated variable interest entity. Mission Underwriters provides specialty underwriters with the working capital, operational support, and balance sheet capacity necessary to operate independent businesses in which they own a majority ownership interest, which act as Members on our Risk Exchange. • Net Revenue Retention: Expressed as a percentage, the current period's Exchange Written Premium of Members that were actively writing Exchange Written Premium in the prior period divided by these same Members' prior-period Exchange Written Premium. This measure demonstrates an aggregate measure of the net growth of Exchange Written Premium from previously onboarded Members. • Organic Revenue Growth Rate: We define organic revenue growth rate, a non-GAAP financial measure, as the percentage change in revenue, as compared to the same period for the prior year, adjusted for revenue attributable to recent acquisitions of Owned Members that we now consolidate that occurred during the most recent period of comparison. We believe this measure is useful to management and investors in evaluating the internally generated growth of the business based on the Company’s ability to attract new Members and grow the business of existing Members. • Other Expenses: Other expenses are primarily related to information technology and development costs, including certain costs associated with the Risk Exchange and costs related to global enterprise projects that primarily relate to the implementation of our global enterprise resource planning system and integrated financial reporting systems. • Risk capital partners: Third-party insurance companies, reinsurers or institutional investors that provide capacity through the Risk Exchange, directly or indirectly. • Risk Exchange Insurer: Third-party Primary Insurance Company deploying underwriting capacity directly through our Risk Exchange. • Third-Party Direct Written Premium: GWP written directly with our Risk Exchange Insurers.